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                                                                   EXHIBIT 10(y)

                    FIRST AMENDMENT TO DISTRIBUTION AGREEMENT
                   OLYMPUS AMERICA INC. AND CARSEN GROUP INC.

FIRST AMENDMENT ("Amendment") to Distribution Agreement ("Agreement") between Olympus America Inc., a New York, U.S.A. corporation having its principal office at Two Corporate Center Drive, Melville, New York, U.S.A. 11747-3157, and Carsen Group Inc., a Canadian corporation having its principal office at 151 Telson Road, Markham, Ontario, Canada L3R 1E7. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Olympus and Carsen entered into the Agreement as of April 1, 1994;

WHEREAS, Olympus and Carsen wish to extend the Term and otherwise amend the Agreement as is hereinafter set forth;

NOW, THEREFORE, for good and adequate consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. In the introductory paragraph and Section 10.4 (Notices), Olympus's address is deleted and replaced with:

                   Two Corporate Center Drive
                   Melville, New York, U.S.A. 11747-3157

2. In Section 10.4 (Notices), Olympus's name shall be corrected to read:

                   Olympus America Inc.

3. Delete the text of Section 2.2 and replace it with the following:

       "2.2 Consumer Products. Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, (a) Olympus may sell and service Consumer Products to and for Consumer Product retailers with locations in the Territory but that are based in the United States ("U.S.-Based Retailers"), (b) Olympus shall be involved in the primary planning, presentations, and negotiations to and with U.S.-Based Retailers, (c) Olympus will use commercially reasonable efforts, based on Olympus's evaluation of the particular circumstances, to promote to U.S.-Based Retailers the purchase of Consumer Products within the Territory from Carsen, and (d) Olympus will be involved in the primary planning, presentations, and negotiations to and with Consumer Product retailers with locations in the United States but that are based in the Territory."

4. Delete the third sentence of Section 5.3.3 and replace it with the following:

       "Notwithstanding the foregoing, should Carsen default with respect to the Minimum Dollar Purchase Requirements for (a) both Industrial Products and Precision Products, and/or (b) Medical Products, Olympus may terminate this Agreement with respect to any

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       such grouping or group or, in the alternative, terminate the entire
       Agreement, upon thirty (30) days' notice within six (6) months of such default."

5. In the last sentence of Section 5.3.3 and the first sentence of Section 5.3.4, insert the word "Dollar" after the word "Minimum".

6. In Sections 5.3.2, 5.3.3, 5.3.4, and 5.4.6, all references to "Product group" shall, for purposes of Consumer Products only, be construed to mean each sub-group within the Consumer Products group. As an example only, if Carsen achieves Minimum Dollar Purchase Requirement for Photo & Binocular Consumer Products but fails to achieve the Minimum Dollar Purchase Requirement for Audio Consumer Products, Olympus will be entitled to either terminate the Agreement with respect to Audio Consumer Products only or make any other alternative distribution arrangement with respect to Audio Consumer Products only.

7. In Section 9.1.1 (Term), the Term will be extended by thirty-six (36) months, and the Term will expire, unless terminated earlier in accordance with the terms of the Agreement, on March 31, 2001.

8. Schedules 1.5, 1.6, 1.8, 1.9, and 5.3 are removed and replaced with the respective revised schedules attached to this Amendment.

9. During the period commencing as of the date of this Amendment and ending on March 31, 1998, Carsen and Olympus will discuss, in good faith, the manner in which the sale, distribution, marketing, promotion, advertising, leasing, and servicing of digital camera, optical storage, and other computer peripheral Consumer Products shall be treated under the Agreement. The mutually agreed-upon results of such discussions shall be reflected in a further amendment to the Agreement.

10. Except as modified by this Amendment, the Agreement remains in full force and effect.


IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the 26th day of AUGUST, 1997.


CARSEN GROUP INC.                          OLYMPUS AMERICA INC.


Per: /s/ Edward E. Meltz                   Per: /s/ Sidney Braginsky
     --------------------------                 --------------------------
Name:  EDWARD E. MELTZ                     Name:  Sidney Braginsky
Title:  CHAIRMAN AND CHIEF                 Title:  President
        EXECUTIVE OFFICER


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